Exhibit 99.1

FOR IMMEDIATE RELEASE

TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES THIRD QUARTER 2007 FINANCIAL AND OPERATING RESULTS

Vancouver, BC (November 14, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders and vascular diseases, today announced the financial and operating results of the third quarter ended September 30, 2007.

Third Quarter Highlights:

  Patient recruitment of CTCE-9908 phase I/II clinical trial completed
  Three abstracts accepted for presentation at the Molecular Targets and Cancer Therapeutics International Conference

“With the CTCE-9908 phase I/II patient recruitment complete, we can now focus on preparations for the international phase II study which is planned for early next year,” said C. Richard Piazza, Chairman and CEO of Chemokine Therapeutics.

Financial Results - Unaudited
(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

The Company incurred a net loss of $1,467,667 ($0.03 per share) for the three months ended September 30, 2007 compared to a net loss of $2,004,328 ($0.05 per share) for the three months ended September 30, 2006. The decrease in the net loss was principally caused by the decrease in research and development expenditures.

The Company had no revenues in the three months ended September 30, 2007, or in the three months ended September 30, 2006.

Research and development expenses include contract research, manufacturing, laboratory supplies, and staff salaries. Research and development expenses were $778,296 during the three months ended September 30, 2007, compared to $1,464,591 for the three months ended September 30, 2006. The decrease of $686,295 in research and development expenses in the comparative three month period was primarily attributable to reduced expenditures for CTCE-0214 of $355,394 relating to the deferral of dose escalation studies, $174,225 for CTCE-0324, $50,565 for CTCE-9908, and $106,111 for other research and development expenses.

Direct costs for CTCE-9908 were $483,181 for the three months ended September 30, 2007 compared to $533,746 for the three months ended September 30, 2006. The decrease of $50,565 was due to a decrease in preclinical studies.

Direct costs for CTCE-0214 were $57,769 for the three months ended September 30, 2007 compared to $413,163 for the three months ended September 30, 2006. The decrease of $355,394 in CTCE-0214 direct costs in the current period reflects a reduction of spending on preclinical studies in keeping with a progression to a clinical phase of development.

The Company expects that research and development expenses will increase in the future as and when it incurs costs for clinical trials. Completion dates and completion costs to bring a drug candidate to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each phase. In addition, the Company anticipates partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within the Company’s control. Based on these factors we cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval of the compounds for sale. Drug candidates are required to successfully complete Phase III clinical trials before gaining regulatory approval for sale, which the drug candidates do not expect to occur for several years.

General and administrative expenses for the three months ended September 30, 2007 were $751,887, compared to $525,351 for the three months ended September 30, 2006. The increase of $226,536 was primarily in respect of increased salaries and travel expenditures.

Interest income was $26,483 for the three months ended September 30, 2007 compared with $93,938 for the three months ended September 30, 2006. The decrease of interest income of $67,455 was due to decreases in short-term investments and cash equivalents.

Foreign exchange gain was $140,360 for the three months ended September 30, 2007, compared to a loss of $14,643 in the three months ended September 30, 2006. These gains principally resulted from short-term investments and foreign currency transactions and the strengthening of other currencies against the US currency

At September 30, 2007, the Company had approximately $1.8 million in cash and cash equivalents and short term investments on hand, compared to approximately $6.1 million as of December 31, 2006, a decrease of $4.3 million. Our working capital at September 30, 2007 was approximately $1.5 million, compared to approximately $5.9 million at December 31, 2006, a decrease of $4.4 million.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the

Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of the Company’s intellectual property, the ability of the Company to obtain adequate financing to fund its operations, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Chemokine Therapeutics Corp.
Mr. Don Evans
Director of Public Relations
Phone: (604) 822-0305 or 1-888-822-0305
Fax: (604) 822-0302
E-mail: devans@chemokine.net
Internet: www.chemokine.net

CHEMOKINE THERAPEUTICS CORP.
(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,748,645	$4,446,668
Short-term investments	75,392	1,642,308
Amounts receivable	81,584	60,366
Prepaid expense and deposits	34,320	103,816
TOTAL CURRENT ASSETS	1,939,941	6,253,158
PROPERTY AND EQUIPMENT, net	469,072	332,440
LICENSE COSTS, net	10,528	16,299
DEFERRED FINANCING COSTS	1,054,295	–
AMOUNT DUE FROM AFFILIATE	167,613	253,263
	$3,641,449	$6,855,160
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$467,747	$377,915
Current portion of capital lease obligation	13,932	12,392
TOTAL CURRENT LIABILITIES	481,679	390,307
CAPITAL LEASE OBLIGATION	–	8,722
	481,679	399,029
COMMITMENTS
STOCKHOLDERS’ EQUITY
PREFERRED STOCK
Authorized – 6,000,000 shares; par
value $ 0.001 per share
Issued and outstanding shares: September 30, 2007 and
December 31, 2006 – Nil	–	–
COMMON STOCK
Authorized – 200,000,000 shares; par
value $ 0.001 per share at September 30, 2007 and
100,000,000 shares at December 31, 2006
Issued and outstanding shares: September 30, 2007 and
December 31, 2006 – 42,183,748	42,184	42,184
ADDITIONAL PAID-IN CAPITAL	31,046,680	30,957,359
(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(27,929,094)	(24,543,412)
	3,159,770	6,456,131
	$3,641,449	$6,855,160

See notes to the interim consolidated financial statement on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP.
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					Cumulative
					from
					inception on
					July 15, 1998
	Three months ended		Nine months ended		to
	September 30,		September 30,		September
					30,
	2007	2006	2007	2006	2007

REVENUE	$–	$–	$–	$–	$275,000

EXPENSES
Research and development	778,296	1,464,591	1,098,881	3,900,707	15,694,606
General and administrative	751,887	525,351	2,541,487	2,215,003	12,795,083
Stock-based compensation	26,747	38,734	89,321	110,965	647,440
Amortization of license	1,924	1,923	5,771	5,770	40,075
Depreciation and amortization of property
and equipment	75,656	53,024	225,823	127,454	571,914

	1,634,510	2,083,623	3,961,283	6,359,899	29,749,118

OTHER INCOME
Interest	26,483	93,938	125,867	255,190	728,345
Foreign exchange gain (loss)	140,360	(14,643)	449,734	288,309	816,679

	166,843	79,295	575,601	543,499	1,545,024

NET LOSS	(1,467,667)	(2,004,328)	(3,385,682)	(5,816,400)	(27,929,094)

NET LOSS PER COMMON SHARE
FOR THE PERIOD - BASIC AND	$(0.03)	$(0.05)	$(0.08)	$(0.15)
DILUTED

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	42,183,748	42,183,748	42,183,748	38,776,069

See notes to the interim consolidated financial statements on SEDAR or EDGAR.

CHEMOKINE THERAPEUTICS CORP.
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

					Cumulative
					from
					inception on
					July 15,
					1998
	Three months ended		Nine months ended		to
	September 30,		September 30,		September
					30,
	2007	2006	2007	2006	2007
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(1,467,667)	$(2,004,328)	$(3,385,682)	$(5,816,400)	$(27,929,094)
Adjustments to reconcile net cash
provided by operating activities
Depreciation and amortization	77,580	54,948	231,594	133,225	611,989
Common shares issued for consulting services	–	–	–	–	1,033,669
Warrants issued for consulting services	–	–	–	–	404,842
Options issued for consulting services	–	–	–	–	87,968
Stock-based compensation	26,747	38,734	89,321	110,965	647,440
Decrease (increase) in
Amounts receivable	(16,382)	15,745	(21,218)	(44,395)	(81,584)
Prepaid expense and deposits	20,603	43,648	69,496	96,222	(34,320)
Increase (decrease) in
Accounts payable and accrued liabilities	(446,733)	(46,414)	89,832	(24,449)	467,747
Deferred financing cost	(340,640)	-	(1,054,295)	-	(1,054,295)

CASH PROVIDED (USED) BY OPERATING	(2,146,492)	(1,897,667)	(3,980,952)	(5,544,832)	(25,845,638)
ACTIVITIES

CASH FLOW FROM FINANCING ACTIVITIES
Stock issued for cash	–	–	–	7,489,823	31,647,476
Stock issued for settlement of debt	–	–	–	–	200,000
Offering costs	–	–	–	(426,228)	(2,974,596)
Net advances from (advances to) affiliates	571,004	273,387	85,650	503,288	(120,795)
Capital lease payments	(2,495)	(3,092)	(7,182)	(7,687)	(20,718)

CASH PROVIDED (USED) BY FINANCING	568,509	270,295	78,468	7,559,196	28,731,367
ACTIVITIES

CASH FLOW FROM INVESTING ACTIVITIES
Cash held by disposed subsidiary	–	–	–	–	(4,754)
Purchase of investments	(3,761)	(3,535,287)	(937,378)	(10,185,725)	(17,308,986)
Redemption of investments	–	4,303,483	2,504,294	7,023,252	17,233,595
Payment under license agreement	–	–	–	–	(50,603)
Purchase of property and equipment	(2,581)	(6,483)	(362,455)	(153,295)	(1,006,336)

CASH PROVIDED (USED) BY INVESTING	(6,342)	761,713	1,204,461	(3,315,768)	(1,137,084)
ACTIVITIES

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS DURING THE PERIOD	(1,584,325)	(865,659)	(2,698,023)	(1,301,404)	(1,748,645)

CASH AND CASH EQUIVALENTS, beginning of period	3,332,970	3,283,418	4,446,668	3,719,163	–

CASH AND CASH EQUIVALENTS, end of period	$1,748,645	$2,417,759	$1,748,645	$2,417,759	$(1,748,645)

See notes to the interim consolidated financial statements on SEDAR or EDGAR